EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
Consent of Independent Auditors:
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-65584, 333-133657, and 333-174702) and (Form S-3 Nos. 333-133480, 333-150503, and 333-171489) on Natus Medical Incorporated, of our reports dated March 17, 2017 with respect to the combined financial statements of GN Otometrics as of December 31, 2015 included in this Current Report on Form 8-K/A dated March 20, 2017 of Natus Medical Incorporated.

(Signature Ernst & Young P/S)
Ernst & Young P/S
Copenhagen, Denmark
March 20, 2017